Exhibit 3.2

BYLAWS
OF
FEDERAL LIFE GROUP, INC.

ARTICLE 1
OFFICES

Section 1.1.   Registered Office. The registered office of Federal Life Group, Inc. (the “Corporation”) in the Commonwealth of Pennsylvania shall be as specified in the Articles of Incorporation of the Corporation, as they may be amended from time to time (the “Articles”), or at such other place as the Board of Directors of the Corporation (the “Board”) may specify in a statement of change of registered office filed with the Department of State of the Commonwealth of Pennsylvania.

Section 1.2.   Other Offices. The Corporation may also have an office or offices at such other place or places either within or without the Commonwealth of Pennsylvania as the Board may from time to time determine or as the business of the Corporation requires.

ARTICLE 2
MEETINGS OF THE SHAREHOLDERS

Section 2.1.   Place. All meetings of the shareholders shall be held at such places, within or without the Commonwealth of Pennsylvania, as the Board may from time to time determine. If, as permitted by the Board pursuant to Section 2.15 hereof, a meeting of the shareholders is held by means of the Internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

Section 2.2.   Annual Meetings.

(1)  A meeting of the shareholders for the election of directors and the transaction of such other business as may properly be brought before the meeting shall be held once each calendar year on such date and at such time as may be fixed by the Board not less than 90 days prior to the date of such meeting..

(2)  Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders at an annual meeting of shareholders may be made (A) pursuant to the Corporation’s notice of meeting, (B) by or at the direction of the Board, or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Article 2, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Article 2.

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(3)  For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (2) of this Section 2.2, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”) and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be so received not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Notwithstanding the foregoing, if the Corporation is required under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to include a shareholder’s proposal in its proxy statement, such shareholder shall be deemed to have given timely notice for purposes of this paragraph (3) of Section 2.2 with respect to such proposal. A shareholder’s notice shall set forth (A) as to each person whom the shareholder proposes to nominate for election or reelection as a director: (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14A under the Exchange Act, (ii) a description of any arrangements or understandings among the shareholder and each such person and any other person with respect to such nomination, and (iii) the consent of each such person to being named in the proxy statement as a nominee and to serving as a director of the Corporation if so elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner; (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner; and (iii) a representation that such shareholder and beneficial owner intend to appear in person or by proxy at the meeting. At the request of the Corporation, any person nominated by a shareholder for election as a director must furnish to the Secretary such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such shareholder’s nomination shall not be considered in proper form pursuant to this Section 2.2.

(4)  Notwithstanding anything in paragraph (3) of this Section 2.2 to the contrary, in the event that the number of directors to be elected to the Board at the annual meeting is increased pursuant to an act of the Board and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board on or before the date which is 15 days before the latest date by which a shareholder may timely notify the Corporation of nominations or other business to be brought by a shareholder in accordance with paragraph (3) of this Section 2.2, a shareholder’s notice required by this Section 2.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 15th day following the day on which such public announcement is first made by the Corporation.

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(5)  In addition to the requirements of this Section 2.2 and Section 2.3, a shareholder must also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.2 and Section 2.3; provided, however, that any references in this Section 2.2 to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.2 or Section 2.3.

Section 2.3.   Special Meetings of Shareholders. A special meeting of the shareholders for any purpose or purposes shall be called only by the Executive Chairman, the Chief Executive Officer, the Secretary of the Corporation, or the holders of at least a majority of the outstanding shares of capital stock of the Corporation. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or (2) provided that the Board or the holders of at least a majority of the outstanding shares of capital stock of the Corporation have determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.3, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (3) of Section 2.2 shall be received by the Secretary at the principal executive offices of the Corporation not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

Section 2.4.   Written Ballot. Unless required by vote of the shareholders before the voting begins, elections of directors need not be by written ballot.

Section 2.5.   Conduct of Shareholders Meeting. The Executive Chairman shall preside at all meetings of shareholders and of the Board of Directors. In the absence of the Executive Chairman, the Chief Executive Officer shall preside at such meetings. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting. The presiding officer shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting of the shareholders. Any action by the presiding officer in adopting rules for, and in conducting, a meeting of the shareholders shall be fair to the shareholders. The presiding officer shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto, may be accepted.

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Section 2.6.   General.

(1)  Only such persons who are nominated in accordance with the procedures set forth in this Article 2 and Section 3.5 shall be eligible to serve as directors to the Board and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Article 2. Except as otherwise provided by law, the Articles or the Bylaws of the Corporation (the “Bylaws”), the presiding officer at the meeting, acting reasonably, shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article 2 and, if any proposed nomination or business is not in compliance with this Article 2, to declare that such defective proposal or nomination shall be disregarded.

(2)  For purposes of this Article 2, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 2.7.   Notice of Meetings. Written notice of every meeting of the shareholders, stating the place, the date and hour thereof and, in the case of a special meeting of the shareholders, the general nature of the business to be transacted thereat, shall be given in a manner consistent with the provisions of Section 11.4 of these Bylaws at the direction of the Secretary or, in the absence of the Secretary, the Executive Chairman or the Chief Executive Officer, at least ten (10) days prior to the day named for a meeting called to consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law of 1988, as it may from time to time be amended (the “1988 BCL”), or five (5) days prior to the day named for the meeting in any other case, to each shareholder entitled to vote thereat on the date fixed as a record date in accordance with Section 7.1 of these Bylaws or, if no record date be fixed, then of record at the close of business on the tenth (10th) day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day of the meeting, at such address (or facsimile, electronic mail address or telephone number), as appears on the transfer books of the Corporation. Any notice of any meeting of shareholders may state that, for purposes of any meeting that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, the shareholders entitled to vote who attend such a meeting, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the original notice of the meeting that was so adjourned.

Section 2.8.   Quorum.

(1)  The shareholders present in person or by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on any particular matter to be acted upon at the meeting, shall constitute a quorum for the purposes of consideration of, and action on, such matter. Treasury shares shall not be counted in determining the total number of outstanding shares for voting purposes at any given time. The shareholders present in person or by proxy at a duly organized meeting can continue to do business until the adjournment thereof notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not been achieved, the shareholders present in person or by proxy may, except as otherwise provided by the 1988 BCL and subject to the provisions of Section 2.9 of these Bylaws, adjourn the meeting to such time and place as they may determine.

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(2)  Abstentions and broker votes and broker nonvotes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at a meeting of shareholders. A “broker vote” occurs when a broker votes the shares on any matter pursuant to either (i) the voting instructions and authority received from its client who is the beneficial owner of the shares or (ii) the broker’s discretionary authority to vote the shares under the applicable rules and regulations of the NASDAQ Stock Market LLP (“NASDAQ”) or other national securities exchange governing the voting authority of brokers. A “broker nonvote” occurs when a broker has not received voting instructions from its client who is the beneficial owner of the shares and the broker is barred from exercising its discretionary authority to vote the shares under the applicable rules and regulations of NASDAQ or other securities exchange governing the voting authority of brokers.

Section 2.9.   Adjournments and Postponements.

(1)  Any meeting of the shareholders, including one at which directors are to be elected, may be adjourned for such period as the shareholders present in person or by proxy and entitled to vote shall direct. Notice of the adjourned meeting or the business to be transacted thereat need not be given, other than announcement at the meeting at which adjournment is taken, unless the Board fixes a new record date for the adjourned meeting or the 1988 BCL requires notice of the business to be transacted and such notice has not previously been given. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally noticed. Those shareholders entitled to vote present in person or by proxy, although less than a quorum pursuant to Section 2.8 of these Bylaws, shall nevertheless constitute a quorum for the purpose of (a) electing directors at a meeting called for the election of directors that has been previously adjourned for lack of a quorum, and (b) acting, at a meeting that has been adjourned for one or more periods aggregating fifteen (15) days because of an absence of a quorum, upon any matter set forth in the original notice of such adjourned meeting, provided that such original notice shall have complied with the last sentence of Section 2.7 of these Bylaws.

(2)  Any meeting of the shareholders, including one at which directors are to be elected, may be postponed for any proper purpose for such period as the Board shall determine.

Section 2.10.   Action at a Meeting. Subject to the provisions of Section 3.3, any matter brought before a duly organized meeting for a vote of the shareholders, including, without limitation, the amendment of any provision of these Bylaws, shall be decided by a majority of the votes cast at such meeting by the shareholders present in person or by proxy and entitled to vote thereon, unless the matter is one for which a different vote is required by express provision of the 1988 BCL, the Articles or a provision of these Bylaws adopted by the shareholders, in any of which case(s) such express provision shall govern and control the decision on such matter. For clarification purposes, abstentions and broker nonvotes will not be counted as votes cast.

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Section 2.11.   Voting Rights. Except as otherwise provided in the Articles, at every meeting of the shareholders, every shareholder entitled to vote shall have the right to one vote for each share having voting power standing in his or her name on the books of the Corporation. Shares of the Corporation owned by it, directly or indirectly, including treasury shares, shall not be voted.

Section 2.12.   Proxies. Every shareholder entitled to vote at a meeting of the shareholders or to express consent or dissent to a corporate action in writing may authorize another person to act for him or her by proxy appointed by an instrument in writing executed (or transmitted by electronic means which results in a writing) by such shareholder or by the shareholder’s attorney thereunto authorized, and delivered to the Secretary or its designated agent. The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder, shall constitute the presence of, or vote or action by, or written consent or dissent of the shareholder. Every proxy shall be executed in writing by the shareholder or by the shareholder’s duly authorized attorney-in-fact and filed with the Secretary or its designated agent. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice of revocation has been given to the Secretary or its designated agent in writing. An unrevoked proxy shall not be valid after three (3) years from the date of its execution, unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary or its designated agent.

Section 2.13.   Voting Lists. The officer or agent having charge of the transfer books for securities of the Corporation shall make a complete list of the shareholders entitled to vote at a meeting of the shareholders, arranged in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. If the Corporation has 5,000 or more shareholders, it may make such information available at the meeting by any other means.

Section 2.14.   Judges of Election. In advance of any meeting of the shareholders, the Board may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of any such meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be either one (1) or three (3), as determined by the Board or presiding officer, as the case may be, to be appropriate under the circumstances. No person who is a candidate for office to be filled at the meeting shall act as a judge at the meeting. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the presiding officer of the meeting or any shareholder or the proxy of any shareholder. If there are three (3) judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

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Section 2.15. Participation by Electronic Means. The right of any shareholder to participate in any shareholders’ meeting by means of conference telephone, the Internet or other electronic means by which all persons participating in the meeting may hear each other and, in which event, all shareholders so participating shall be deemed present at such meeting, shall be granted solely in the discretion of the Board.

ARTICLE 3
DIRECTORS

Section 3.1.   Powers. The business and affairs of the Corporation shall be managed under the direction of the Board, which may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles or these Bylaws directed or required to be exercised and done by the shareholders.

Section 3.2.   Number, Elections and Term of Office.

(1)  Subject to the provisions of the Articles (including, but not limited to, for purposes of these Bylaws, pursuant to any duly authorized certificate of designation), the number of directors of the Corporation shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the whole Board, but the size of the Board shall not be less than three or greater than fifteen. During the Standstill Period (as defined in the Standby Stock Purchase Agreement dated as of March 8, 2018, by and among Federal Life Insurance Company, Federal Life Mutual Holding Company, and Insurance Capital Group, LLC ), the directors, other than those who may be elected by the holders of any series or class of stock, as provided in the Articles, shall be divided into three (3) classes, as nearly equal in term as possible, shall be elected to serve a term of three (3) years and shall hold office until his or her successor shall have been duly elected and qualified, subject to his earlier death, resignation, disqualification or removal. No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director. At each annual meeting of the shareholders of the Corporation, commencing with the 2019 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

(2)  After the end of the Standstill Period, the directors shall be elected at each annual meeting of the shareholders of the Corporation by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the next annual meeting of shareholders.

Section 3.3.   Plurality Voting. When directors are to be elected at a meeting of shareholders, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of common stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of the Articles, such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors.

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Section 3.4.   Qualifications. Directors shall be natural persons, shall be 18 years or older, and need not be residents of the Commonwealth of Pennsylvania or security holders of the Corporation.

Section 3.5.   Nominations of Directors. Nominees for election to the Board shall be selected by the Board or a committee of the Board to which the Board has delegated the authority to make such selections pursuant to Section 3.13 of these Bylaws. Nominees for election to the Board may also be selected by shareholders, provided that such nominations are made in accordance with, and accompanied by the information required by, Section 2.2 and Section 2.3. Only persons duly nominated for election to the Board in accordance with this Section 3.5, Section 2.2 or Section 2.3 and for whose election proxies have been solicited pursuant to a proxy statement filed pursuant to the Exchange Act shall be eligible for election to the Board.

Section 3.6.   Vacancies.

(1)  During the Standstill Period, subject to the rights of the holders of any capital stock of the Corporation, as specified in the Articles, and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and shall not be filled by the shareholders unless there are no directors remaining on the Board. Any director so chosen, if chosen to fill a vacancy, shall be a director of the same class as the director whose vacancy he or she fills.

(2)  After the end of the Standstill Period, subject to the rights of the holders of any capital stock of the Corporation, as specified in the Articles, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a vote of the shareholders at a special meeting called for such purpose (or by written consent in accordance with the Corporation’s articles and bylaws). Any director so chosen, if chosen to fill a vacancy, shall have a term that expires at the next annual meeting of the shareholders of the Corporation.

Section 3.7.   Removal.

(a)  Removal by the Shareholders. Subject to the rights of the holders of any series or class of capital stock pursuant to provisions of the Articles, prior to the end of the Standstill Period, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. After the end of the Standstill Period, subject to the rights of the holders of any series or class of capital stock pursuant to provisions of the Articles, any director may be removed from office at any time, but only for cause and by the affirmative vote of the holders of at least sixty-five percent (65%) of the voting power of the then outstanding capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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(b)  Removal by the Board. The Board may declare vacant the office of a director who has been judicially declared of unsound mind or who has been convicted of an offense punishable by imprisonment for a term of more than one year, or if, within one hundred twenty days after notice of election, the director does not accept such office either in writing or by attending a meeting of the Board.

Section 3.8.   Place of Board Meetings. Meetings of the Board may be held at such place within or without the Commonwealth of Pennsylvania as the Board may from time to time appoint or as may be designated in the notice of the meeting.

Section 3.9.   First Meeting of Newly Elected Board. The first meeting of each newly elected Board may be held at the same place and immediately after the meeting at which such directors were elected and no notice shall be required other than announcement at such meeting. If such first meeting of the newly elected Board is not so held, notice of such meeting shall be given in the same manner as set forth in Section 3.10 of these Bylaws with respect to notice of regular meetings of the Board.

Section 3.10.   Regular Board Meetings; Notice. Regular meetings of the Board may be held at such times and places as shall be determined from time to time by the Board at a duly convened meeting, or by unanimous written consent. Notice of each regular meeting of the Board shall specify the purpose, date, place and hour of the meeting and shall be given to each director at least five (5) days before the meeting. Notice shall be given in a manner consistent with Section 11.4 of these Bylaws.

Section 3.11.   Special Board Meetings; Notice. Special meetings of the Board may be called by the Executive Chairman of the Board, the Chief Executive Officer or the Secretary on one day’s notice to each director, either by telephone, or, if in writing, in accordance with the provisions of Section 11.4 of these Bylaws.

Section 3.12.   Quorum of the Board; Action of the Board. At all meetings of the Board, the presence of (i) a majority of the directors then in office and (ii) the directors nominated by Insurance Capital Group, LLC pursuant to Section 6(f) of the Standby Stock Purchase Agreement dated as of March 8, 2018, by and among Federal Life Insurance Company, Federal Life Mutual Holding Company, and Insurance Capital Group, LLC, shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting. It shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken.

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Section 3.13.   Committees of Directors. (a) The Board may establish one or more committees, each committee to consist of one or more of the directors, and may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. Any such committee, to the extent provided in such resolution of the Board or in these Bylaws, shall have and may exercise all of the powers and authority of the Board; provided, however, that no such committee shall have any power or authority to (a) submit to the shareholders any action requiring approval of the shareholders under the 1988 BCL, (b) create or fill vacancies on the Board, (c) amend or repeal these Bylaws or adopt new Bylaws, (d) amend or repeal any resolution of the Board that by its terms is amendable or repealable only by the Board, (e) act on any matter committed by these Bylaws or by resolution of the Board to another committee of the Board, (f) amend the Articles or adopt a resolution proposing an amendment to the Articles, or (g) adopt a plan or an agreement of merger or consolidation, share exchange, asset sale or division. In the absence or disqualification of a member or alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not a quorum is present, may unanimously appoint another director to act at the meeting in the place of any absent or disqualified member. Minutes of all meetings of any committee of the Board shall be kept by the person designated by such committee to keep such minutes. Copies of such minutes and any writing setting forth an action taken by written consent without a meeting shall be distributed to each member of the Board promptly after such meeting is held or such action is taken. Each committee of the Board shall serve at the pleasure of the Board and shall include at least one director nominated by Insurance Capital Group, LLC.

(b)  The Board shall appoint an Audit Committee, and the authority of the Audit Committee shall be as follows:

(i)  To recommend to the Board a firm of independent public accountants to audit the Corporation’s accounts for the year regarding which the accountants are appointed;

(ii)  To meet with the independent public accountants before commencement of the audit to:

(1)  discuss the evaluation by the accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation;

(2)  approve the overall scope of the audit to be made and the fees to be charged; and

(3)  inquire regarding and discuss with the accountants recent Pennsylvania Business Corporation Law, Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation's financial statements.

(iii)  To meet with the independent public accountants at the conclusion of the audit to:

(1)  review the audited financial statements of the Corporation;

(2)  discuss the results of the audit;

(3)  discuss the report by the accountants to management of the Corporation regarding the audit and the response by the management thereto; and

(4)  discuss any significant recommendations by the accountants for improvement of accounting systems and controls of the Corporation.

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Section 3.14.   Executive Chairman of the Board. The Executive Chairman of the Board, if one is elected, shall preside at all meetings of the Board and of the shareholders. The Executive Chairman of the Board shall perform all duties incident to the office of Executive Chairman of the Board and shall have such other powers and duties as the Board assigns to that individual.

Section 3.15.   Participation in Board Meetings by Electronic Means. One or more directors may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or other electronic technology by means of which all persons participating in the meeting can hear each other, and all directors so participating shall be deemed present at the meeting.

Section 3.16.   Action by Written Consent of Directors. Any action required or permitted to be taken at a meeting of the Board or of a committee of the Board may be taken without a meeting if, prior or subsequent to the action, a consent or consents in writing setting forth the action so taken shall be signed by all of the directors then in office or the members of the committee, as the case may be, and filed with the Secretary. For purposes of this Section 3.16, a consent may be given by means of a physical written copy or may be transmitted by facsimile transmission, e-mail or similar electronic communications technology.

Section 3.17.   Compensation of Directors. The Board may, by resolution, fix the compensation of directors for their services as directors. A director may also serve the Corporation in any other capacity and receive compensation therefor.

Section 3.18.   Directors’ Liability. A director of the Board shall not be personally liable for monetary damages as such (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys’ fees and disbursements)) for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of his or her office under the Articles, these Bylaws or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

ARTICLE 4
OFFICERS

Section 4.1.   Number, Qualifications and Designation. The officers of the Corporation shall be an Executive Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (including executive or Senior Vice Presidents), a Chief Financial Officer, a Secretary and a Treasurer, and such other officers as may be elected or appointed in accordance with the provisions of this Section 4.1 or Section 4.3 of this Article. One person may hold more than one office. Officers may but need not be directors or shareholders of the Corporation. The Officers shall be natural persons of full age.

Section 4.2.   Election and Term of Office. The officers of the Corporation, except those elected by delegated authority pursuant to Section 4.3 of this Article, shall be elected annually by the Board, and each such officer shall hold office until the next annual organization meeting of Board and until a successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, or removal.

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Section 4.3.   Other and Subordinate Officers, Committees and Agents. The Board may from time to time appoint such other officers and appoint such committees, employees or other agents as the business of the Corporation may require, including one or more vice-chairmen, a chief operating officer, one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these Bylaws, or as the Board may from time to time determine. The Board may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 4.4.   Resignations. Any officer or agent may resign at any time by giving written notice to the Chief Executive Officer. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5.   Removal. Any officer, committee, employee or other agent of the Corporation may be removed, either with or without cause, by the Board or other authority which elected or appointed such officer, committee or other agent. Election or appointment of an officer or employee or other agent shall not of itself create contract rights.

Section 4.6.   Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled by the Board or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 4.3 of this Article, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 4.7.   General Powers. All officers of the Corporation as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided by or pursuant to resolutions or orders of the Board, or in the absence of controlling provisions in the resolutions or orders of the Board, as may be determined by or pursuant to these Bylaws.

Section 4.8.   The Chief Executive Officer. Unless otherwise determined by the Board, the Chief Executive Officer shall have general supervision, direction and management over the business and operations of the Corporation, subject, however, to the control of the Board. The Chief Executive Officer shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board, or by these Bylaws, to some other officer or agent of the Corporation; and, in general, shall perform all duties incident to the office of Chief Executive Officer and such other duties as from time to time may be assigned by the Board.

In the absence of the Chief Executive Officer, the officer as designated by the Board shall perform the duties of the Chief Executive Officer and such other duties as may from time to time be assigned to him by the Board.

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Section 4.9.   The Secretary. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Corporation as required by law; shall be the custodian of the seal of the Corporation and see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board, the Executive Chairman or the Chief Executive Officer.

In the absence of the Secretary, the Assistant Secretary or an officer as designated by the Board shall perform the duties of the Secretary and such other duties as may from time to time be assigned to him by the Board.

Section 4.10.   The Treasurer. The Treasurer or an Assistant Treasurer shall have or provide for the custody of the funds or other property of the Corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the Board may from time to time designate; shall, whenever so required by the Board, render an account showing all transactions as treasurer, and the financial condition of the Corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the Board or the Executive Chairman or the Chief Executive Officer. The Treasurer may also be the Chief Financial Officer.

In the absence of the Treasurer, the Assistant Treasurer or an officer as designated by the Board shall perform the duties of the Treasurer and such other duties as may from time to time be assigned to him by the Board.

Section 4.11.   Officers’ Bonds. Any officer shall give a bond for the faithful discharge of the duties of the officer in such sum, if any, and with such surety or sureties as the Board may require.

Section 4.12.   Salaries. The salaries of the officers elected by the Board shall be fixed from time to time by the Board or by such officer as may be designated by resolution of the Board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 4.1 of this Article. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the Corporation.

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ARTICLE 5
CERTIFICATES FOR SHARES

Section 5.1.   Share Certificates. Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board, except as otherwise required by law or the Articles. To the extent that certificates for shares of the Corporation are issued, such certificates shall be numbered and registered in a share register as they are issued. The share register shall exhibit the names and addresses of all registered holders and the number and class of shares and the series, if any, held by each. To the extent that certificates for shares of the Corporation are issued, each such certificate shall state that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania, the name of the registered holder and the number and class of shares and the series, if any, represented thereby. If, under its Articles, the Corporation is authorized to issue shares of the Corporation of more than one class or series and certificates for such shares are issued, each such certificate shall set forth, or shall contain a statement that the Corporation will furnish to any shareholder upon request and without charge, a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board to fix and determine such rights.

Section 5.2.   Execution of Certificates. Every share certificate shall be executed, by facsimile or otherwise, by or on behalf of the Corporation, by the Executive Chairman or the Chief Executive Officer and by the Secretary. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer, because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the time of issue.

ARTICLE 6
TRANSFER OF SHARES

Section 6.1. Transfer. Transfers of shares shall be made on the share register of the Corporation only by the record holder of such shares, or by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the case of shares represented by a certificate, upon the presentment of the certificate therefore in the manner set forth herein. Upon presentment to the Corporation or its transfer agent of a share certificate endorsed by the appropriate person or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transfer registered upon the books of the Corporation, unless the Corporation has been served with a restraining order, injunction or other process from a court of competent jurisdiction enjoining it from registering the transfer.

ARTICLE 7
RECORD DATE; IDENTITY OF SHAREHOLDERS

Section 7.1.   Record Date. The Board may fix a time, prior to the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall not be more than ninety (90) days prior to the date of the meeting. Except as otherwise provided in Section 7.2 of these Bylaws, only the shareholders of record at the close of business on the date so fixed shall be entitled to notice of, or to vote at, such meeting, notwithstanding any transfer of securities on the books of the Corporation after any record date so fixed. The Board may similarly fix a record date for the determination of shareholders for any other purpose. When a determination of shareholders of record has been made as herein provided for purposes of a meeting, the determination shall apply to any adjournment thereof unless the Board fixes a new record date for the adjourned meeting.

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ARTICLE 8
REGISTERED SHAREHOLDERS

Before due presentment for transfer of any shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, and shall not be bound to recognize any equitable or other claim or interest in such securities, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the Commonwealth of Pennsylvania or Section 7.2 of these Bylaws.

ARTICLE 9
LOST CERTIFICATES

If the owner of a share certificate claims that it has been lost, destroyed, or wrongfully taken, the Corporation shall issue a new certificate in place of the original certificate if the owner so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser, and if the owner has filed with the Corporation an indemnity bond and an affidavit of the facts satisfactory to the Board or its designated agent, and has complied with such other reasonable requirements, if any, as the Board may deem appropriate.

ARTICLE 10
DISTRIBUTIONS

Section 10.1.   Distributions. Distributions upon the shares of the Corporation, whether by dividend, purchase or redemption or other acquisition of its shares subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board and may be paid directly or indirectly in cash, in property or by the incurrence of indebtedness by the Corporation.

Section 10.2.   Reserves. Before the making of any distributions, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the Board from time to time, in its absolute discretion, deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall deem conducive to the interests of the Corporation, and the Board may abolish any such reserve in the manner in which it was created.

Section 10.3.   Stock Dividends/Splits. Stock dividends or splits upon the shares of the Corporation, subject to any provisions of the Articles related thereto, may be authorized by the Board at any regular or special meeting of the Board.

ARTICLE 11
GENERAL PROVISIONS

Section 11.1.   Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as the Board may from time to time designate.

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Section 11.2.   Fiscal Year. The fiscal year of the Corporation shall begin of January 1 of each year.

Section 11.3.   Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Pennsylvania.” Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement of any instrument or other document by the Corporation.

Section 11.4.   Notices. Whenever, under the provisions of the 1988 BCL or of the Articles or of these Bylaws or otherwise, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof by first class or express mail, postage prepaid, telegram (with messenger service specified), courier service (with charges prepaid), electronic mail, facsimile transmission or by any other means permitted by the 1988 BCL, to his, her or its address, (or to his, her or its electronic mail address, facsimile number or other place as specified in the 1998 BCL), appearing on the books of the Corporation or, in the case of directors, supplied by the director to the Corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person. A notice given by electronic mail or facsimile transmission shall be deemed to have been given when dispatched. Notice or other communications need not be sent to any shareholder with whom the Corporation has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Corporation with a current address. Whenever such shareholder provides the Corporation with a current address, the Corporation shall commence sending notices and other communications to such shareholder in the same manner as to other shareholders.

Section 11.5.   Waiver of Notice. Whenever any notice is required to be given by the 1988 BCL or by the Articles or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted nor the purpose of a meeting need be specified in the waiver of notice of the meeting. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened, and the person so objects at the beginning of the meeting.

ARTICLE 12
AMENDMENTS

In furtherance and not in limitation of the powers conferred by the 1988 BCL, the Board is expressly authorized to make, alter, amend, change, add to or repeal any provision of these Bylaws by the affirmative vote of a majority of the total number of directors then in office, subject to the power of the holders of the then outstanding capital stock of the Corporation to alter, amend, change, add to or repeal any provision of these Bylaws made by the Board. Subject to Article 13 of these Bylaws, any alteration, amendment, change, addition to, adoption or repeal of any provision of these Bylaws will require the affirmative vote of a majority of the total number of directors then in office, or the affirmative vote of a majority of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote on such alteration, amendment, change, addition to, adoption or repeal of such provision of these Bylaws.

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ARTICLE 13
INDEMNIFICATION

Section 13.1.   Officers and Directors – Direct Actions. The Corporation shall indemnify any director or officer of the Corporation (as used herein, the phrase “director or officer of the Corporation” shall mean any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise), who was or is a party (other than a party plaintiff suing on his or her own behalf), or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she met the standard of conduct of (a) acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (b) with respect to any criminal proceeding, having no reasonable cause to believe his or her conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person (x) did not act in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and (y) with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 13.2.   Officers and Directors – Derivative Actions. The Corporation shall indemnify any director or officer of the Corporation who was or is a party (other than a party suing in the right of the Corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor by reason of the fact that he or she is or was a director or officer of the Corporation, against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of the action, suit or proceeding if he or she met the standard of conduct of acting in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation. Indemnification shall not be made under this Section in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the Court of Common Pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action, suit or proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses that the Court of Common Pleas or other court deems proper.

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Section 13.3.   Employees and Agents. The Corporation may, to the extent permitted by the 1988 BCL, indemnify any employee or agent of the Corporation (as used in this Article 13, the phrase “employee or agent of the Corporation” shall mean any person who is or was an employee or agent of the Corporation, other than an officer, or is or was serving at the request of the Corporation as an employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise) who was or is a party, or who is threatened to be made such a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, provided he or she has met the standard of conduct set forth in Sections 13.1 and 13.2, subject to the limitations set forth in Section 13.2 in the case of an action, suit or proceeding by or in the right of the Corporation to procure a judgment in the Corporation’s favor.

Section 13.4.   Mandatory Indemnification. To the extent that a director or officer of the Corporation or any employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Sections 13.1, 13.2 or 13.3 of this Article 13, or in defense of any claim, issue or matter therein, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 13.5.   Advancing Expenses. Expenses (including attorneys’ fees) incurred by a director or officer of the Corporation or an employee or agent of the Corporation in defending any action or proceeding referred to in this Article 13 may be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article 13.

Section 13.6.   Procedure.

(a)  Unless ordered by a court, any indemnification under Section 13.1, 13.2 or 13.3 or advancement of expenses under Section 13.5 of this Article 13 shall be made by the Corporation only as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 13.1, 13.2 or 13.3.

(b)  All determinations under this Section 13.6 shall be made:

(i)  With respect to indemnification under Section 13.3 and advancement of expenses to an employee or agent of the Corporation, other than an officer, by the Board.

(ii)  With respect to indemnification under Section 13.1 or 13.2 and advancement of expenses to a director or officer of the Corporation,

(A)  By the Board, by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or

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(B)  If such a quorum is not obtainable, or, if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(C)  By the shareholders.

Section 13.7.   Nonexclusivity of Indemnification.

(a)  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 13 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in another capacity while holding that office. Section 1728 (relating to interested directors; quorum) of the 1988 BCL, or any successor section, shall be applicable to any bylaw, contract or transaction authorized by the directors under this Section 13.7. The Corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article 13 or otherwise.

(b)  Indemnification pursuant to Section  3.7(a) hereof shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted self-dealing, willful misconduct or recklessness.

(c)  Indemnification pursuant to Section 13.7(a) under any bylaw, agreement, vote of shareholders or directors or otherwise, may be granted for any action taken or any failure to take any action and may be made whether or not the Corporation would have the power to indemnify the person under any other provision of law except as provided in this Section 13.7 and whether or not the indemnified liability arises or arose from any threatened or pending or completed action by or in the right of the Corporation.

Section 13.8.   Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation or an employee or agent of the Corporation, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against that liability under the provisions of this Article 13 or otherwise.

Section 13.9.   Past Officers and Directors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article 13 shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs and personal representatives of that person.

Section 13.10.   Surviving or New Corporations. References to “the Corporation” in this Article 13 include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporation resulting therefrom, so that any director, officer, employee or agent of the constituent, surviving or new corporation shall stand in the same position under the provisions of this Article 13 with respect to the surviving or new corporation as he or she would if he or she had served the surviving or new corporation in the same capacity.

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Section 13.11.   Employee Benefit Plans.

(a)  References in this Article 13 to “other enterprise” shall include employee benefit plans and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, the person with respect to an employee benefit plan, its participants or beneficiaries.

(b)  Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be deemed “fines.”

(c)  Action with respect to an employee benefit plan taken or omitted in good faith by a director, officer, employee or agent of the Corporation in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be action in a manner that is not opposed to the best interests of the Corporation.

Section 13.12.   Amendment, Etc. Notwithstanding anything herein contained to the contrary, neither Section 3.18 nor this Article 13 may be amended or repealed, and no provision inconsistent herewith may be adopted, except by the affirmative vote of shareholders of the corporation entitled to cast at least eighty percent (80%) of the votes which all shareholders of the corporation are then entitled to cast thereon, except that, if the Pennsylvania Business Corporation Law of 1988, as amended, is amended or any other statute is enacted so as to decrease the exposure of directors to liability or increase the indemnification rights available to directors, officers or others, then Section 3. 18 and this Article 13 and any other provisions of these Bylaws inconsistent with such decreased exposure or increased indemnification rights shall be amended, automatically and without any further action on the part of the shareholders or directors, to reflect such reduced exposure or increased indemnification rights, unless such legislation expressly requires otherwise. Any repeal or modification of Section 3.18 or of this Article 13 by the shareholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation or any right to indemnification from the corporation with respect to any action or failure to take any action occurring prior to the time of such repeal or modification.

Section 13.13.   Severability. If, for any reason, any provision of this Article 13 shall be held invalid, such invalidity shall not affect any other provision not held so invalid, and each such other provision shall, to the full extent consistent with law, continue in full force and effect. If any provision of this Article 13 shall be held invalid in part, such invalidity shall in no way affect the remainder of such provision, and the remainder of such provision, together with all other provisions of this Article 13 shall, to the fullest extent consistent with law, continue in full force and effect.

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